UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/18/2013

Sears Holdings Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51217

Delaware	20-1920798
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3333 Beverly Road
Hoffman Estates, Illinois 60179
(Address of principal executive offices, including zip code)

847-286-2500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On December 18, 2013, Cesar L. Alvarez, Co-Chairman of the Board of the international law firm of Greenberg Traurig, LLP, was elected to the Board of Directors (the "Board") of Sears Holdings Corporation (the "Company"). Mr. Alvarez will hold office until the 2014 annual meeting of stockholders of the Company, or until his successor is duly elected and qualified. The Board has determined that Mr. Alvarez meets the standards of independence under the Company's Corporate Governance Guidelines and the applicable NASDAQ listing rules. As of the date of, and in connection with, his election, Mr. Alvarez has not yet been named to any committees of the Board. There is no arrangement or understanding between Mr. Alvarez and any other person pursuant to which he was selected as a director. In addition, there are no transactions in which Mr. Alvarez has an interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Alvarez will be compensated for his service on the Board in the same manner as the Company's other non-employee directors. For a description of the Company's director compensation program, see "Compensation of Directors" in the Company's proxy statement for the 2013 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sears Holdings Corporation

Date: December 18, 2013	By:	/s/ Robert A. Riecker
Robert A. Riecker
Vice President, Controller and Chief Accounting Officer